UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37509	47-3913221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously announced, on December 22, 2023, Daseke, Inc. (the “Company” or “Daseke”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TFI International Inc., a corporation incorporated pursuant to the Canada Business Corporations Act (“Parent”), and Diocletian MergerCo, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Acquisition Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Acquisition Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect, wholly owned subsidiary of Parent.

On March 26, 2024, the Company held a special meeting (the “Special Meeting”) of holders of common stock, par value $0.0001 per share (“Common Stock”), of Daseke at which such holders considered and voted upon (i) the adoption of the Merger Agreement (the “Merger Proposal”) and (ii) a non-binding, advisory proposal to approve compensation that will or may become payable to Daseke’s named executive officers in connection with the Merger (the “Compensation Proposal”). As of February 1, 2024, the record date for the Special Meeting (the “Record Date”), there were 47,200,283 shares of Common Stock issued and outstanding and entitled to be voted at the Special Meeting. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder on the Record Date. A total of 33,625,358 shares of Common Stock were present virtually or represented by proxy at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting.

Set forth below are the final voting results on the proposals considered and voted upon at the Special Meeting, which are more fully described in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on February 15, 2024. The proposal to adjourn the Special Meeting to a later date or dates, if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement was not voted upon at the Special Meeting because there were sufficient votes to approve the Merger Proposal.

The Merger Proposal - The proposal to adopt the Merger Agreement was approved, with the following votes cast at the Special Meeting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,168,364	409,627	47,367	0

The Compensation Proposal - The proposal to approve compensation that will or may become payable to Daseke’s named executive officers in connection with the Merger was approved, with the following votes cast at the Special Meeting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,202,546	2,198,240	224,572	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DASEKE, INC.

Date: March 26, 2024	By:	/s/ Soumit Roy
	Name:	Soumit Roy
	Title:	Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary

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